UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            BankFinancial Corporation
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland                           (To be applied for)
---------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



15W060 North Frontage Road, Burr Ridge, Illinois                     60527
-------------------------------------------------                    -----
(Address of Principal Executive Offices)                          (Zip Code)

 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          Pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.                                      box. [x]

Securities  Act  registration  statement file number to which this form relates:
333-119217

Securities to be registered pursuant to Section 12(b) of the Act.

        None                                                 N/A
  -----------------                           ---------------------------------
  (Title of Class)                             (Name of Each Exchange on Which
                                               Each Class is to be Registered)


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 per share
                     ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion; Plan of Distribution," "Restrictions on Acquisition of BankFinancial Corporation" and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Restrictions on Acquisition of BankFinancial Corporation" and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005, which is incorporated herein by reference.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005, which is incorporated herein by reference.

     2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005).

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-119217), as initially filed September 23, 2004 and as amended on November 1, 2004, November 10, 2004, March 14, 2005 and April 13, 2005).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         BANKFINANCIAL CORPORATION



Date:   May 23, 2005                By:  /s/ F. Morgan Gasior
                                         -------------------------------------
                                         F. Morgan Gasior
                                         Chairman of the Board, Chief Executive
                                         Officer and President